Exhibit 2

NISSIN CO., LTD.(8571)
Monthly Data for July, 2003
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Number of Accounts and Loans Outstanding by Loan Types

ACCOUNTS

							comparison
			change from			change from	with
	2002/7	% of total	2002/6	2003/7	% of total	2003/6	estimate	% of 2002/7

Consumer loans	124,856	64.93%	(88)	102,040	57.08%	(1,078)	498	81.73%
Consumer loans (other than VIP loans)	113,751	59.16%	(201)	89,949	50.31%	(1,228)	462	79.08%
VIP loans	11,105	5.78%	113	12,091	6.76%	150	36	108.88%
Wide loans	33,416	17.38%	332	36,795	20.58%	(110)	58	110.11%
Small business owner loans & Business Timely loans	33,640	17.49%	773	39,608	22.15%	493	309	117.74%
Small business owner loans	19,168	9.97%	539	24,506	13.71%	225	81	127.85%
Business Timely loans	14,472	7.53%	234	15,102	8.45%	268	228	104.35%
Notes receivable	21	0.01%	2	42	0.02%	24	24	200.00%
Secured loans	352	0.18%	(7)	293	0.16%	(8)	(8)	83.24%
Total number of accounts	192,285	100.00%	1,012	178,778	100.00%	(679)	881	92.98%

LOANS OUTSTANDING

						(Unit: amounts in thousands of yen)
							comparison
			change from			change from	with
	2002/7	% of total	2002/6	2003/7	% of total	2003/6	estimate	% of 2002/7

Consumer loans	46,510,753	28.19%	18,170	39,543,543	22.32%	(345,790)	27,741	85.02%
Consumer loans (other than VIP loans)	37,200,074	22.55%	(49,082)	29,511,733	16.66%	(452,137)	33,865	79.33%
VIP loans	9,310,678	5.64%	67,253	10,031,809	5.66%	106,347	(6,125)	107.75%
Wide loans	57,895,167	35.09%	649,480	63,076,338	35.61%	(633,326)	(279,669)	108.95%
Small business owner loans & Business Timely loans	59,312,706	35.95%	1,850,086	72,924,617	41.17%	275,968	(47,260)	122.95%
Small business owner loans	42,042,277	25.48%	1,559,993	55,247,042	31.19%	79,000	(254,494)	131.41%
Business Timely loans	17,270,428	10.47%	290,093	17,677,574	9.98%	196,967	207,233	102.36%
Notes receivable	10,851	0.01%	268	130,538	0.07%	119,493	119,712	1203.00%
Secured loans	1,245,824	0.76%	(34,978)	1,471,605	0.83%	(36,737)	(1,485)	118.12%
Total loans outstanding	164,975,302	100.00%	2,483,028	177,146,642	100.00%	(620,391)	(180,961)	107.38%

*There are 70 branches after closing 3 branches, opening 1 new branches, since April 2003.

Changes in the Numbers of Applications and Approvals and the Ratio of Approval by Product
(For the Year Ending March 31, 2004)

	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Total

Consumer loans *1
Applications	2,735	3,010	3,372	3,118									12,235
Approvals	683	678	726	713									2,800
Ratio of approval	24.97%	22.52%	21.53%	22.87%									22.89%
VIP loans
Applications	238	285	307	310									1,140
Approvals	217	272	287	286									1,062
Ratio of approval	91.18%	95.44%	93.49%	92.26%									93.16%
Wide loans
Applications	1,022	1,169	929	864									3,984
Approvals	816	904	775	671									3,166
Ratio of approval	79.84%	77.33%	83.42%	77.66%									79.47%
Small business owner loans
Applications	660	675	661	640									2,636
Approvals	578	579	581	553									2,291
Ratio of approval	87.58%	85.78%	87.90%	86.41%									86.91%
Business Timely loans
Applications	1,136	1,253	1,666	1,655									5,710
Approvals *2	473	600	772	714									2,559
Ratio of approval	41.64%	47.89%	46.34%	43.14%									44.82%
Notes receivable
Applications	10	8	2	31									51
Approvals	5	8	2	31									46
Ratio of approval	50.00%	100.00%	100.00%	100.00%									90.20%
Secured loans
Applications	5	5	10	1									21
Approvals	3	4	5	1									13
Ratio of approval	60.00%	80.00%	50.00%	100.00%									61.90%

*1 The figures for Consumer loans do not reflect applications and approvals through tie-up companies.

*2 Refers to the number of cardholders, which includes credit lines with zero balances.

Delinquent Loans By Default Days

As of July 31, 2001									(Unit: amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	2,508,159,430	5.51	471,368,407	1.04	388,449,490	0.85	716,876,929	1.58	1,576,694,826	3.47	45,483,368,208
Wide loans	2,538,794,904	5.12	426,340,342	0.86	272,395,733	0.55	665,804,227	1.34	1,364,540,302	2.75	49,600,396,262
Small business owner loans	2,351,756,587	7.79	297,890,861	0.99	231,450,281	0.77	793,219,206	2.63	1,322,560,348	4.38	30,171,023,634
Business Timely loans	338,753,843	3.20	87,408,240	0.83	52,228,571	0.49	100,010,164	0.95	239,646,975	2.27	10,576,748,258
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	27,484,628
Real estate-backed loans	240,504,543	14.92	32,498,918	2.02	32,063,394	1.99	126,095,338	7.82	190,657,650	11.83	1,611,528,408
Security-backed loans	8,741,333	45.29	0	0.00	0	0.00	6,806,774	35.26	6,806,774	35.26	19,302,650

Total	7,986,710,640	5.81	1,315,506,768	0.96	976,587,469	0.71	2,408,812,638	1.75	4,700,906,875	3.42	137,489,852,048

As of July 31, 2002									(Unit: amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	2,665,050,833	5.73	574,691,473	1.24	389,663,229	0.84	785,477,803	1.69	1,749,832,505	3.76	46,510,753,703
Wide loans	3,171,960,762	5.48	457,889,436	0.79	265,509,660	0.46	919,518,942	1.59	1,642,918,038	2.84	57,895,167,228
Small business owner loans	3,063,850,359	7.29	370,018,930	0.88	243,828,391	0.58	885,709,705	2.11	1,499,557,026	3.57	42,042,277,847
Business Timely loans	724,353,501	4.19	150,696,104	0.87	119,445,648	0.69	237,032,057	1.37	507,173,809	2.94	17,270,428,178
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	10,851,485
Real estate-backed loans	240,870,817	19.57	11,612,681	0.94	10,189,421	0.83	161,335,524	13.11	183,137,626	14.88	1,230,736,141
Security-backed loans	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	15,088,147

Total	9,866,086,272	5.98	1,564,908,624	0.95	1,028,636,349	0.62	2,989,074,031	1.81	5,582,619,004	3.38	164,975,302,729

As of July 31, 2003									(Unit: amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	2,510,422,627	6.35	602,073,960	1.52	370,437,279	0.94	750,730,092	1.90	1,723,241,331	4.36	39,543,543,234
Wide loans	5,183,930,781	8.22	555,741,302	0.88	437,781,955	0.69	1,419,961,605	2.25	2,413,484,862	3.83	63,076,338,311
Small business owner loans	5,412,431,806	9.80	546,410,293	0.99	454,912,611	0.82	1,479,483,462	2.68	2,480,806,366	4.49	55,247,042,624
Business Timely loans	884,321,837	5.00	180,171,918	1.02	123,062,067	0.70	298,595,204	1.69	601,829,189	3.40	17,677,574,542
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	130,538,935
Real estate-backed loans	288,516,351	29.64	1,720,334	0.18	4,577,508	0.47	210,595,354	21.64	216,893,196	22.28	973,400,727
Security-backed loans	872,864	0.18	0	0.00	0	0.00	0	0.00	0	0.00	498,204,547

Total	14,280,496,266	8.06	1,886,117,807	1.06	1,390,771,420	0.79	4,159,365,717	2.35	7,436,254,944	4.20	177,146,642,920

*The figures in the “Total” column do not include “1 day or more overdue” loans.

*Long-Term Loans Receivable are included in all loan amounts.

Delinquent Loans By Default Days

As of May 31, 2003									(Unit: amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	2,349,363,863	5.83	684,485,156	1.70	429,534,589	1.07	304,157,732	0.76	1,418,177,477	3.52	40,268,778,202
Wide loans	5,249,254,177	8.19	540,005,654	0.84	525,978,962	0.82	1,046,674,777	1.63	2,112,659,393	3.30	64,107,607,867
Small business owner loans	5,295,190,322	9.65	418,936,050	0.76	498,145,408	0.91	1,186,152,306	2.16	2,103,233,764	3.83	54,883,486,931
Business Timely loans	745,076,869	4.29	184,433,352	1.06	142,051,893	0.82	125,455,859	0.72	451,941,104	2.60	17,378,907,396
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	16,245,330
Real estate-backed loans	306,025,393	29.36	22,295,366	2.14	16,584,220	1.59	213,909,244	20.53	252,788,830	24.26	1,042,146,317
Security-backed loans	892,864	0.18	0	0.00	0	0.00	0	0.00	0	0.00	500,884,063

Total	13,945,803,488	7.83	1,850,155,578	1.04	1,612,295,072	0.90	2,876,349,918	1.61	6,338,800,568	3.56	178,198,056,106

As of June 30, 2003									(Unit: amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	2,358,078,330	5.91	608,200,764	1.52	358,503,969	0.90	550,627,380	1.38	1,517,332,113	3.80	39,889,333,608
Wide loans	4,934,464,930	7.75	560,834,013	0.88	465,211,058	0.73	1,270,523,077	1.99	2,296,568,148	3.60	63,709,664,863
Small business owner loans	5,319,535,241	9.64	489,077,067	0.89	384,333,484	0.70	1,367,720,334	2.48	2,241,130,885	4.06	55,168,041,672
Business Timely loans	782,283,262	4.48	172,143,735	0.98	133,574,474	0.76	219,901,481	1.26	525,619,690	3.01	17,480,606,662
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	11,045,260
Real estate-backed loans	293,322,137	29.08	4,785,398	0.47	24,405,805	2.42	207,257,579	20.55	236,448,782	23.44	1,008,551,880
Security-backed loans	882,864	0.18	0	0.00	0	0.00	0	0.00	0	0.00	499,790,564

Total	13,688,566,764	7.70	1,835,040,977	1.03	1,366,028,790	0.77	3,616,029,851	2.03	6,817,099,618	3.83	177,767,034,509

As of July 31, 2003									(Unit: amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	2,510,422,627	6.35	602,073,960	1.52	370,437,279	0.94	750,730,092	1.90	1,723,241,331	4.36	39,543,543,234
Wide loans	5,183,930,781	8.22	555,741,302	0.88	437,781,955	0.69	1,419,961,605	2.25	2,413,484,862	3.83	63,076,338,311
Small business owner loans	5,412,431,806	9.80	546,410,293	0.99	454,912,611	0.82	1,479,483,462	2.68	2,480,806,366	4.49	55,247,042,624
Business Timely loans	884,321,837	5.00	180,171,918	1.02	123,062,067	0.70	298,595,204	1.69	601,829,189	3.40	17,677,574,542
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	130,538,935
Real estate-backed loans	288,516,351	29.64	1,720,334	0.18	4,577,508	0.47	210,595,354	21.64	216,893,196	22.28	973,400,727
Security-backed loans	872,864	0.18	0	0.00	0	0.00	0	0.00	0	0.00	498,204,547

Total	14,280,496,266	8.06	1,886,117,807	1.06	1,390,771,420	0.79	4,159,365,717	2.35	7,436,254,944	4.20	177,146,642,920

*The figures in the “Total” column do not include “1 day or more overdue” loans.

*Long-Term Loans Receivable are included in all loan amounts.

Active Ratios of Business Timely Accounts by Month

*Active ratios = (Number of Business Timely loan accounts with outstanding balance ÷ Total number of Business Timely loan accounts)

Number of Credit Lines of Business Timely Customers at Contracting Time

No. of credit lines
from other	02/1		02/2		02/3		02/4		02/5		02/6		02/7
companies at
contracting time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	523	57.9%	513	54.2%	456	54.2%	565	55.3%	360	50.7%	296	49.6%	309	49.9%
1	249	27.5%	247	26.1%	248	29.5%	274	26.8%	220	31.0%	178	29.8%	171	27.6%
2	127	14.0%	180	19.0%	133	15.8%	180	17.6%	128	18.0%	119	19.9%	135	21.8%
3	5	0.6%	7	0.7%	4	0.5%	2	0.2%	2	0.3%	4	0.7%	4	0.6%
4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%

Total	904	100.0%	947	100.0%	841	100.0%	1,021	100.0%	710	100.0%	597	100.0%	619	100.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

No. of credit lines
from other	02/8		02/9		02/10		02/11		02/12		03/1		03/2
companies at
contracting time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	261	48.3%	227	52.4%	274	50.8%	301	52.3%	217	43.9%	229	51.8%	238	49.7%
1	166	30.7%	124	28.7%	164	30.4%	170	29.5%	157	31.8%	127	28.7%	131	27.3%
2	107	19.9%	78	18.0%	98	18.2%	98	17.0%	116	23.5%	81	18.3%	108	22.5%
3	6	1.1%	4	0.9%	3	0.6%	7	1.2%	4	0.8%	5	1.1%	2	0.4%
4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%

Total	540	100.0%	433	100.0%	539	100.0%	576	100.0%	494	100.0%	442	100.0%	479	100.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

No. of credit lines
from other	03/3		03/4		03/5		03/6		03/7		Total
companies at
contracting time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	177	47.1%	243	51.4%	302	50.3%	393	50.9%	336	47.1%	17,136	49.7%
1	126	33.5%	127	26.8%	188	31.3%	211	27.3%	216	30.3%	9,355	27.1%
2	73	19.4%	100	21.1%	109	18.2%	162	21.0%	158	22.1%	6,262	18.2%
3	0	0.0%	3	0.6%	1	0.2%	6	0.8%	4	0.6%	1,311	3.8%
4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	411	1.2%

Total	376	100.0%	473	100.0%	600	100.0%	772	100.0%	714	100.0%	34,475	100.0%

*Zero credit lines may include one line from Nissin

Business Timely / Ratios of Only Users

*Ratios of Only Users = (Number of users with no credit lines from other companies at contracting time ÷ Total number of Business Timely users)

Newly Contracted Accounts and Active Accounts through Tie-up Companies

July 31, 2003

	(Unit: amounts in thousands of yen)
	Newly contracted accounts and loan amounts

	Wide loans		Small business owner loans		Business Timely

	Number of	Loan	Number of	Loan	Number of	Loan
	accounts	amounts	accounts	amounts	accounts	amounts

Shinsei Business Finance Co., Ltd	0	0	7	25,000	4	3,000
Sanyo Club Co., Ltd	0	0	28	61,800	32	12,000

Total	0	0	35	86,800	36	15,000

% of consolidated total for Nissin	0.00	0.00	6.33	5.90	5.04	1.05
Inter Co., Ltd	0	0	11	22,000	0	0
Shinki Co., Ltd	74	153,500	24	61,610	0	0
Wide Co., Ltd	61	122,750	16	37,510	0	0
Ascot Co., Ltd	0	0	0	0	51	16,850
Others	23	46,400	14	37,400	9	6,700

Total	158	322,650	65	158,520	60	23,550

% of consolidated total for Nissin	23.55	21.18	11.75	10.78	8.40	1.65
Total from tie-up companies	158	322,650	100	245,320	96	38,550
Consolidated total for Nissin	671	1,523,620	553	1,470,870	714	1,427,000
% of consolidated total for Nissin	23.55	21.18	18.08	16.68	13.45	2.70

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(Unit: amounts in thousands of yen)
	Active accounts and loans outstanding

	Wide loans		Small business owner loans		Business Timely

	Number of	Loans	Number of	Loans	Number of	Loans
	accounts	outstanding	accounts	outstanding	accounts	outstanding

Shinsei Business Finance Co., Ltd	0	0	49	174,801	24	37,869
Sanyo Club Co., Ltd	1	1,395	339	859,258	166	170,780

Total	1	1,395	388	1,034,059	190	208,649

% of consolidated total for Nissin	0.00	0.00	1.58	1.87	1.26	1.18
Inter Co., Ltd	42	90,907	219	548,941	0	0
Shinki Co., Ltd	2,023	4,112,831	399	992,708	0	0
Wide Co., Ltd	794	1,703,163	219	592,570	0	0
Ascot Co., Ltd	6	16,167	154	422,685	221	262,994
Others	658	1,323,903	279	691,878	523	503,633

Total	3,523	7,246,971	1,270	3,248,782	744	766,627

% of consolidated total for Nissin	9.57	11.49	5.18	5.88	4.93	4.34
Total from tie-up companies	3,524	7,248,366	1,658	4,282,841	934	975,276
Consolidated total for Nissin	36,795	63,076,338	24,506	55,247,042	15,102	17,677,574
% of consolidated total for Nissin	9.58	11.49	6.77	7.75	6.18	5.52

*The number of newly contracted accounts of Business Timely loans includes the number of cardholders, which includes credit lines with zero balances.

Loans through Principal Alliance Partners — A three-Month Trend

May 31, 2003

	(Unit: amounts in thousands of yen)
	Newly contracted accounts and loan amounts				Active accounts and loans outstanding

	Small business owner loans		Business Timely loans		Small business owner loans		Business Timely loans

	Number of	Loan	Number of	Loan	Number of	Loans	Number of	Loans
	accounts	amounts	accounts	amounts	accounts	outstanding	accounts	outstanding

Shinsei Business Finance Co., Ltd	6	16,500	11	7,000	32	119,054	19	31,056
Sanyo Club Co., Ltd	24	57,700	13	5,750	299	782,035	140	152,678

Total	30	74,200	24	12,750	331	901,089	159	183,734
Consolidated total for Nissin	579	1,657,100	600	1,200,000	24,018	54,883,486	14,679	17,378,907
% of consolidated total for Nissin	5.18	4.48	4.00	1.06	1.38	1.64	1.08	1.06

June 30, 2003

	(Unit: amounts in thousands of yen)
	Newly contracted accounts and amounts				Active accounts and loans outstanding

	Small business owner loans		Business Timely loans		Small business owner loans		Business Timely loans

	Number of	Loan	Number of	Loan	Number of	Loans	Number of	Loans
	accounts	amounts	accounts	amounts	accounts	outstanding	accounts	outstanding

Shinsei Business Finance Co., Ltd	14	49,000	10	5,690	43	157,191	23	35,486
Sanyo Club Co., Ltd	25	59,600	20	9,900	317	817,616	149	159,845

Total	39	108,600	30	15,590	360	974,807	172	195,331
Consolidated total for Nissin	581	1,654,020	772	1,543,000	24,281	55,168,041	14,834	17,480,606
% of consolidated total for Nissin	6.71	6.57	3.89	1.01	1.48	1.77	1.16	1.12

July 31, 2003

	(Unit: amounts in thousands of yen)
	Newly contracted accounts and loan amounts				Active accounts and loans outstanding

	Small business owner loans		Business Timely loans		Small business owner loans		Business Timely loans

	Number of	Loan	Number of	Loan	Number of	Loans	Number of	Loans
	accounts	amounts	accounts	amounts	accounts	outstanding	accounts	outstanding

Shinsei Business Finance Co., Ltd	7	25,000	4	3,000	49	174,801	24	37,869
Sanyo Club Co., Ltd	28	61,800	32	12,000	339	859,258	166	170,780

Total	35	86,800	36	15,000	388	1,034,059	190	208,649
Consolidated total for Nissin	553	1,470,870	714	1,427,000	24,506	55,247,042	15,102	17,677,574
% of consolidated total for Nissin	6.33	5.90	5.04	1.05	1.58	1.87	1.26	1.18

* The number of newly contracted accounts of Business Timely loans includes the number of cardholders, which includes credit lines with zero balances.

Applications and Approval through Ascot Co., Ltd.

		(Unit: amounts in thousands of yen)
		Details of contracts made monthly				Lending circumstances

								Additional advances		Advances under new
								under existing		contracts to current
		New accounts contracted				Initial loan contracts		loan contracts		or past borrowers

			Cards with
FY2003	Applications		zero balance	Accounts	Amounts	Accounts	Amounts	Accounts	Amounts	Accounts	Amounts

April	265	25	14	11	9,000	15	10,320	114	19,995	13	10,560
May	303	37	20	17	12,500	9	5,600	108	14,282	13	10,200
June	323	38	29	9	75,000	17	11,630	124	22,941	13	13,450
July	343	51	29	22	16,850	26	17,600	131	23,581	17	17,100
August
September
October
November
December
January
February
March

TOTAL	1,234	151	92	59	113,350	67	45,150	477	80,799	56	51,310

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(Unit: amounts in thousands of yen)
	Total lending		Total loans outstanding

FY2003	Accounts	Amounts	Accounts	Amounts

April	153	49,875	1,171	784,951
May	147	42,582	1,192	784,646
June	163	55,521	1,203	801,932
July	196	75,131	1,261	840,544
August
September
October
November
December
January
February
March

TOTAL	659	223,109

*The total loans outstanding include contracted consumer loans.

*The referral relationship with Ascot Co., Ltd. started in May 2001.

Applications and Approvals Through Tie-up Companies

Loans acquired through Shinki Co., Ltd.

(Unit : amounts in thousands of yen)

	Applications				Contracted accounts					Total loans
									Amount of	outstanding
	Wide	Small business			Wide	Small business			contracted
FY2003	loans	owner loans	Others	TOTAL	loans	owner loans	Others	TOTAL	loans	Accounts	Amounts

Apr	1,418	118	629	2,165	88	19	4	111	251,250	3,125	5,005,269
May	2,022	150	596	2,768	116	25	3	144	341,500	3,219	5,220,837
Jun	1,698	187	477	2,362	79	17	0	96	205,300	3,264	5,293,619
Jul	1,384	156	478	2,018	74	24	0	98	215,110	3,298	5,355,395
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	6,522	611	2,180	9,313	357	85	7	449	1,013,160

* The referral relationship with Shinki Co., Ltd. started in July 2001.

Loans acquired through Wide Co., Ltd

(Unit : amounts in thousands of yen)

	Applications				Contracted accounts					Total loans
									Amount of	outstanding
	Wide	Small business			Wide	Small business			contracted
FY2003	loans	owner loans	Others	TOTAL	loans	owner loans	Others	TOTAL	loans	Accounts	Amounts

Apr	1,296	191	93	1,580	51	12	0	63	141,710	1,046	1,923,340
May	1,587	186	335	2,108	66	20	1	87	201,500	1,120	2,086,910
Jun	1,499	176	433	2,108	75	24	1	100	235,600	1,192	2,258,533
Jul	1,463	194	445	2,102	61	16	0	77	160,260	1,250	2,360,291
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	5,845	747	1,306	7,898	253	72	2	327	739,070

* The referral relationship with Wide Co., Ltd. started in July 2002.

Applications and Approvals Through Tie-up Companies (II)

Loans acquired through Sanyo Club Co., Ltd.

(Unit : amounts in thousands of yen)

	Applications				Contracted accounts					Total loans
									Amount of	outstanding
	Small business	Business			Small business	Business			contracted
FY2003	owner loans	Timely	Others	TOTAL	owner loans	Timely	Others	TOTAL	loans	Accounts	Amounts

Apr	165	3	6	174	19	10	3	32	66,300	602	971,181
May	200	4	14	218	24	13	8	45	66,650	619	999,032
Jun	200	28	41	269	25	20	14	59	74,900	656	1,048,036
Jul	156	44	54	254	28	32	18	78	79,145	708	1,105,810
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	721	79	115	915	96	75	43	214	286,995

* The referral relationship with Sanyo Club Co., Ltd. started in April 2002.

Loans acquired through Inter Co., Ltd.

(Unit : amounts in thousands of yen)

	Applications				Contracted accounts					Total loans
									Amount of	outstanding
	Small business	Business			Small business	Business			contracted
FY2003	owner loans	Timely	Others	TOTAL	owner loans	Timely	Others	TOTAL	loans	Accounts	Amounts

Apr	187	0	99	286	18	0	4	22	62,300	246	566,741
May	185	0	75	260	15	0	2	17	44,500	261	601,001
Jun	146	0	64	210	15	0	1	16	38,800	276	629,431
Jul	205	0	94	299	11	0	9	20	42,000	291	659,381
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	723	0	332	1,055	59	0	16	75	187,600

* The referral relationship with Inter Co., Ltd. started in February 2002.

Applications and Approvals Through Tie-up Companies (III)

Loans acquired through Shinsei Business Finance Co., Ltd.

(Unit : amounts in thousands of yen)

		Screening Accounts				Contracted accounts					Total loans
										Amount of	outstanding
		Small business	Business			Small business	Business			contracted
FY2003	Applications	owner loans	Timely	Others	TOTAL	owner loans	Timely	Others	TOTAL	loans	Accounts	Amounts

Apr	65	6	8	0	14	5	8	0	13	32,500	42	134,809
May	98	7	11	1	19	6	11	0	17	23,500	51	150,110
Jun	36	12	6	0	18	14	10	0	24	54,690	66	192,677
Jul	53	10	2	0	12	7	4	0	11	28,000	73	212,671
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	252	35	27	1	63	32	33	0	65	138,690

* The referral relationship with Shinsei Business Finance Co., Ltd. started in February, 2003.

Funding Diversification

Changes in borrowings

			(Unit : amounts in millions of yen , %)
	July, 2003		March, 2003		July, 2002

	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banks	69,261	48.33	68,704	45.08	61,961	45.04
Life insurance	145	0.10	200	0.13	269	0.20
Non-life insurance	1,938	1.35	2,327	1.53	2,674	1.94
Others	26,660	18.60	33,688	22.11	24,161	17.56

Indirect	98,004	68.39	104,920	68.85	89,066	64.74
Direct	45,300	31.61	47,474	31.15	48,500	35.26

Total	143,305	100.00	152,394	100.00	137,566	100.00

Trends in interest rates on borrowing

			(%)
	Jul./03	Mar./03	Jul./02

Banks	2.32	2.38	2.85
Life insurance	2.26	2.34	2.68
Non-life insurance	2.84	2.79	2.99
Others	2.50	2.51	2.77

Indirect	2.38	2.43	2.61
Direct	2.19	2.31	2.56

Total	2.32	2.39	2.61

			(%)
	Jul./03	Mar./03	Jul./02

Short-term	1.47	1.68	2.22
Long-term	2.38	2.40	2.61

Breakdown of borrowing by period

				(Unit : amounts in millions of yen , %)
	July, 2003		March, 2003		July, 2002

	Amount	Ratio	Amount	Ratio	Amount	Ratio

Short-term loan	5,400	3.77	5,500	3.61	1,250	0.91
Long-term loan within 1 year	60,619	42.30	54,666	35.87	59,773	43.45
Long-term loan over 1 year	77,285	53.93	92,228	60.52	76,543	55.64
Total of long-term	137,904	96.23	146,894	96.39	136,316	99.09

Total	143,304	100.00	152,394	100.00	137,566	100.00